Exhibit 4 Royal Bank of Canada Code of Conduct Integrity: Doing What’s Right Publication date: January 1, 2025

Our Vision Living RBC Clients, Working How We Safeguarding A Message Speaking Up Conclusion and Values Our Values Communities & Others Together Do Business From Our CEO Entrusted Assets A Message from David McKay President and CEO Building trust by speaking up and doing the right thing At RBC, holding ourselves to the highest standards of integrity is fundamental in fulﬁlling our Purpose to help clients thrive and communities prosper, and our Vision to be among the world’s most trusted and successful ﬁnancial institutions. It’s not just about what we do – it’s also about how we do it. Our Values and our Code of Conduct guide us and set expectations for our behaviour and decision-making. Our Code serves as a roadmap we follow to meet the highest standards of integrity while we serve our clients and communities. It also lays the foundation for how we work together in a respectful, transparent and fair environment. Guided by our Leadership Model, we are each responsible for speaking up and doing the right thing to protect and enhance RBC’s reputation and put our clients ﬁrst. We all have a duty to report actual or possible misconduct and the right to be treated with dignity and respect when we do. Importantly, this means speaking up, challenging and reporting unethical behaviour, without fear of retaliation. By working together, we can foster a culture that’s anchored in trust, dignity and respect for all. Please read the Code carefully and discuss what it means with your manager and colleagues. Feel free to ask questions to ensure you understand it and what it requires of you. Our success depends on these principles. And it starts with each one of us. David McKay, President and CEO Code of Conduct i

Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets Our Vision and Values RBC’s Values deﬁne what we stand for everywhere we do business. They are reﬂected in our We demonstrate our Vision – To be Among the World’s Most Trusted and Successful behaviour and the way we build relationships and deliver value to all our clients, employees, Financial Institutions – by living our Values in the decisions and actions we take every day. shareholders, communities and others we deal with. Guided by our shared Values and united in These ﬁve Values set the tone for our culture and unify us across geographies and businesses: a common purpose, we can achieve our strategic goals and accomplish great results. Client First: Collaboration: Accountability: Diversity & Inclusion: Integrity: We will always earn the We win as One RBC. We take ownership for We embrace diversity for We hold ourselves to right to be our clients’ Believe in each other and personal and collective innovation and growth. the highest standards trust in teamwork and ﬁrst choice. high performance. to build trust. Speak up for inclusion and colleagues’ intentions empower people to grow Put client needs above our Be bolder, reach higher, act Be respectful, transparent and achieve more own, whatever our role, to with courage to realize and fair in all relationships Share knowledge, listen build lasting relationships and teach to learn and potential and make a Seek out and respect different Stand up for what we achieve more together difference Listen with empathy, perspectives to challenge believe; speak with conventional approaches understand client needs to Own it; seek out candour; constructively Look beyond ourselves offer the right advice and accountability and challenge to see the bigger picture Identify and act on the solutions empowerment to grow for opportunities and opportunities and needs that Build trust of clients, and excel solutions Bring the best of RBC to client diversity brings colleagues and community deliver excellent value and Be curious and learn partners by listening to differentiated client continuously to build skills and understanding their experiences and careers interests and needs At RBC we bring these Values to life every day – continuing to earn the trust of RBC’s clients and each other and ensuring our strong reputation for doing what’s right. Code of Conduct ii ƒ ƒ ƒ ƒ ƒ ƒ ƒ ƒ ƒ ƒ ƒƒƒ ƒ ƒ

Table of Contents 1. Living Our Values ...................................................................1 5. Integrity in How We Do Business ......................................17 1.1 Acting with Integrity – Doing What’s Right ...........................................................2 5.1 Managing Business Dealings .............................................................................. 18 1.2 Our Shared Commitment and Accountability .................................................... 3 5.2 Avoiding and Managing Conﬂicts of Interest .................................................. 18 1.2.1 Approval of the Code .......................................................................................... 3 5.2.1 Managing Our Close Personal Relationships in RBC Dealings ...............19 1.2.2 Waivers ................................................................................................................. 3 5.2.2 Managing Close Personal Relationships at Work.....................................19 5.2.3 Managing Outside Activities and External Directorships ...................... 20 2. Speaking Up ........................................................................4 5.2.4 Managing Gifts and Entertainment ............................................................. 21 2.1 Speaking Up, Asking Questions and Constructively Challenging ..................5 5.2.5 Managing Inside Information and Securities Trading ........................... 22 2.2 Reporting Misconduct .............................................................................................5 5.2.6 Accepting Appointments or Inheritances ................................................ 23 2.3 Investigations, Inquiries and Reviews ................................................................ 6 5.3 Preventing Financial Crime .............................................................................. 23 2.4 RBC’s Commitment to Non-Retaliation .............................................................. 6 5.4 Managing Compliance with Global Economic Sanctions ........................... 24 2.5 What We Expect of Our People Managers ........................................................ 6 5.5 Ensuring Fair Competition ................................................................................. 24 3. Integrity in Dealing with RBC Clients, Communities 6. Integrity in Safeguarding Entrusted Assets ................... 25 and Others ........................................................................... 8 6.1 Protecting RBC Client Property .......................................................................... 26 3.1 Protecting RBC Client Information ....................................................................... 9 6.2 Protecting RBC Property .................................................................................... 26 3.2 Protecting RBC Business Information ................................................................ 9 6.3 Keeping Accurate Books and Records ............................................................. 28 3.3 Protecting RBC Employee Information ..............................................................10 3.4 Protecting RBC’s Reputation in Our Communities .........................................10 7. Conclusion ..........................................................................30 4. Integrity in Working Together at RBC ..............................13 4.1 Respectful Workplace ............................................................................................14 4.2 Equitable Opportunities, Fair Workplace, Accessibility and Human Rights ... 16 4.3 Workplace Health and Safety .............................................................................16

Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets Living Our Values ƒ 1.1 Acting with Integrity – Doing What’s Right ƒ 1.2 Our Shared Commitment and Accountability Code of Conduct 1

Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets 1 Living Our Values We do business across the globe, and each one of us has a Uphold the law 1.1 Acting with Integrity – Doing What’s Right responsibility to behave with integrity so that we can continue RBC is subject to the laws of the countries where we do RBC is a values-based organization. Our respect for and our to serve clients and generate value for RBC’s shareholders. business. RBC’s policies are designed to comply with its legal commitments to our clients, shareholders, communities and More than simply being aware of our Values and following and regulatory obligations, including the intent and spirit of each other are rooted in our Values. RBC’s Code of Conduct our Code, we need to make them an integral part of how we the laws that apply to it. By doing so, RBC maintains its (the “Code”) incorporates RBC’s Values, and in particular our operate day to day. This will ensure we tell the truth, respect reputation for acting with integrity. To this end, each of us Value of Integrity, to guide our day-to-day actions and others, uphold the law, speak up to challenge what we must understand and comply with RBC’s policies and practices decisions so we can always do the right thing. believe is wrong, and comply with policies and practices. that apply to the way we do our jobs. Keep in mind that Every day our actions demonstrate not only our Value of Our foundation is based on acting with integrity and doing breaking the law could result in disciplinary action up to and always earning the right to be our clients’ ﬁrst choice, but also what’s right. including termination of our employment, civil, criminal and our personal commitments. We each have a responsibility to regulatory penalties, including ﬁnes, for RBC and the Tell the truth be truthful, respect others and comply with applicable laws individual involved, as well as damage to both RBC’s and Our work places us in a position of trust. RBC clients, and regulations and RBC’s policies (in the Code, the word the individual’s reputation. shareholders, communities and our colleagues rely on us “policy” includes policies, procedures, standards, standing to be honest and do business responsibly. We do what we orders and frameworks). Over many years RBC has earned say we will do and earn the trust and loyalty of our clients, trust and a reputation for doing what’s right through the shareholders, communities and colleagues by, among other actions of those who work here. A continued strong focus on things, telling the truth. doing what’s right will sustain and build on that trust – the cornerstone of the ﬁnancial services industry and our Respect others and treat them fairly relationships with clients and communities. Showing respect for everyone we work with and the clients we serve, treating them fairly and taking personal responsibility for high performance enable us to achieve RBC’s strategic Throughout the Code, “RBC” means Royal goals. By living our Values and following the Code, we show Bank of Canada and all its subsidiaries. others we honour the trust they place in us – making RBC a great place to work and do business. For resources and information, visit Doing What’s Right on RBCNet. Code of Conduct 2

Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets 1 Living Our Values Speak up to challenge and do what’s right Any one of us who breaches or fails to report an actual or possible breach of the Code will be subject to corrective or Constructively challenging decisions and behaviour helps disciplinary action. ensure we continue to live our Values in our work at RBC. Seeking out constructive challenge when we make business Corrective or disciplinary action is RBC’s response to decisions helps ensure those decisions are right for RBC – and unacceptable behaviour, including breaches of the Code, clients, colleagues, shareholders and communities. and can range from reprimands and impact on performance ratings and compensation, to termination of our working Comply with policies and instructions relationship with RBC. We are each responsible for knowing and following the RBC policies that apply to us. We must also comply with managers’ We also expect RBC third party suppliers to follow similar instructions unless they are inconsistent with the Code, RBC principles and share our commitment to ethics and integrity Values or policies, are against the law or result in health and as set out in our Supplier Code of Conduct. safety risks. In these circumstances, or if we are unsure about 1.2.1 Approval of the Code the right thing to do, we should raise our concerns with one of the Key Contacts. The Board of Directors of Royal Bank of Canada approves We must always be aware of both enterprise and local policies the Code. speciﬁc to business or geographic areas and work within the 1.2.2 Waivers boundaries of what we have been authorized to do. Waivers of the Code, or any of its provisions, are seldom 1.2 Our Shared Commitment and Accountability granted. If a waiver is necessary to accommodate The Code applies to all RBC employees, contract workers and exceptional circumstances, it must be approved by RBC’s Chief Human Resources Ofﬁcer and RBC’s Chief Risk Ofﬁcer. members of the boards of directors of Royal Bank of Canada A waiver of the Code for Royal Bank of Canada directors, and all its subsidiaries. executive ofﬁcers or speciﬁed ofﬁcers must be approved by Understanding and complying with the Code is a condition of Royal Bank of Canada’s Board of Directors (or a designated our work at RBC, and critical to earning each other’s trust, as Board committee) and disclosed publicly, as required by well as the trust of our clients and communities. The Code applicable laws and RBC policies. helps to protect our personal integrity and reputation as well as the integrity and reputation of RBC and the ﬁnancial services industry as a whole. Code of Conduct 3

Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets Speaking Up ƒ 2.1 Speaking Up, Asking Questions and Constructively Challenging ƒ 2.2 Reporting Misconduct ƒ 2.3 Investigations, Inquiries and Reviews ƒ 2.4 RBC’s Commitment to Non-Retaliation ƒ 2.5 What We Expect of Our People Managers Code of Conduct 4

Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets 2 Speaking Up Acting with integrity involves more than just personally complying with the Code. It also means we speak up for the good of RBC and that all concerns are heard. 2.1 Speaking Up, Asking Questions and 2.2 Reporting Misconduct All reports of misconduct are taken seriously and investigated Constructively Challenging promptly and thoroughly, as appropriate. RBC keeps the We have a duty to report actual, or possible, misconduct that identity of the person making the report and the details While the Code and RBC policies outline the ethical behaviour we become aware of, even our own. This includes speaking conﬁdential, and will only disclose this information to the expected of us, they cannot anticipate every situation we up about conduct that is, or may be, in violation of the Code, extent necessary to investigate and address the situation or encounter. By speaking up and asking questions, we help policies and laws, or is otherwise unethical and could put as legally required/permitted by law. ensure RBC does the right thing and we protect our clients’ RBC at risk of loss or harm. In some circumstances, reporting interests and assets, RBC’s reputation and each other. If we Refer to RBC Standards on Reporting Misconduct and the misconduct is also referred to as “whistleblowing.” There is need guidance, have questions or are unsure about the right no common deﬁnition of what constitutes whistleblowing and Speak Up! webpage for further details. thing to do, we should speak with our manager, senior the deﬁnition of “whistleblowing” varies between jurisdictions. management or one of the Key Contacts. Given this, speaking up and reporting misconduct is not limited Some examples of misconduct are: to this commonly used term. ƒ deliberate failure to comply with policies, management There are a number of reporting channels we can use to report instructions or the law, Doing What’s Right misconduct. We can notify our managers, senior management, ƒ disr espectful behaviour, discrimination, harassment, I have noticed that the team I work with circulates racism and actual or threatened violence, Human Resources, Compliance, or we can report through the emails with inappropriate GIFs. I think some might Conduct Hotline. The Conduct Hotline also provides us with the ƒ misappropriation (including fraud, theft and kiting), find some of the material offensive, and it might not be improper use of company or client assets or systems, aligned to our Code of Conduct. Given everyone seems option to report anonymously. While employees and contract and improper sales reporting, to do it, including my manager, what do I do? workers are encouraged to report misconduct through the ƒ promoting products and services to clients channels made available by RBC so that RBC can take In this case, speaking to the individuals involved is inappropriately, encouraged if you feel comfortable doing so and raising appropriate action, nothing in the Code prevents employees ƒ inappropriate client referrals, failing to report unusual your concern about the inappropriate GIFs with your or contract workers from reporting misconduct directly to an client transactions and inappropriate use or disclosure manager. of client information, external regulator or government agency. ƒ inappr opriate social media use, If the inappropriate conduct continues after the Those of us who receive a report of misconduct are expected to discussion, you have an obligation to raise your ƒ failing to disclose, manage and, if necessary, eliminate concern with a manager or one of the Key Contacts, promptly engage other Key Contacts and Human Resources, conflicts of interest, and without the fear of retaliation. as appropriate, to assist with the review and investigation of ƒ insider trading. the report. Code of Conduct 5

Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets 2 Speaking Up 2.3 Investigations, Inquiries and Reviews 2.5 What We Expect of Our People Managers Our commitment to non-retaliation At times we may be asked to participate in an internal or While we are all held to the high ethical standards set out in our means RBC: external investigation, inquiry or review of concerns of possible Values and the Code, those of us who are people managers are ƒ in vestigates every claim of retaliation, misconduct. We have a duty to participate, cooperate and be accountable for leading by example. This includes: ƒ in appropriate cases, periodically follows up with employees who raise concerns to forthright by providing honest, accurate, complete and timely promoting our teams’ awareness and understanding of RBC’s identify actions or behaviours that could information. We also have a duty to keep the matter be found to be retaliatory, Values, the Code and our policies to ensure ongoing compliance, conﬁdential. ƒ r eviews performance ratings and compensation decisions made in relation demonst rating RBC’s high standards for integrity by Separately, we may receive an inquiry from government to those who report misconduct to behaving in a way that reflects our Values, both in and address potential retaliation, if applicable, authorities, regulators or others regarding RBC business. When outside the workplace, ƒ pr ovides education and coaching on approached for information by an external party, we must raise retaliation to managers of employees actively listening and fostering an inclusive environment the inquiry to our manager and engage the local Compliance who raise concerns, and where individuals feel comfortable and safe to speak up, ƒ tak es all other appropriate action, group or Law Group, as appropriate, and otherwise follow the including disciplinary action up to and procedures established for our business unit. being r espectful, transparent and fair in all relationships, including termination of employment. maintaining an environment that prohibits retaliation, 2.4 RBC’s Commitment to Non-Retaliation where everyone feels safe to ask questions, raise concerns There will be no retaliation for asking questions, speaking up and report misconduct, and respecting the privacy of those Some examples of retaliation are: and making a truthful report of actual or possible misconduct, who do, and ƒ an unjustif ied decision affecting participating in an investigation or exercising our legal rights. someone’s compensation, job security, promptly escalating concerns and reports of possible or career mobility or performance rating, Retaliation can include behaviour or actions that punish or ƒ excluding someone from meetings or actual misconduct as required, and following up to ensure deter someone from speaking up, which we have a duty to and team events, or they are addressed. must report. If you believe you or someone else has ƒ wit hholding work-related information. encountered any form of retaliation, contact one of the channels listed on the Speak Up! webpage to ensure the Some examples of activities that are not retaliation are: situation is addressed promptly. ƒ appropriate disciplinary action for misconduct, ƒ appropriate performance management, and ƒ routine coaching. Code of Conduct 6 ƒ ƒ ƒ ƒ ƒ ƒ

Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets Simple questions are useful tools to test decisions and identify potential risks and issues. Ask yourself: Could this situation be Do you feel this viewed as unethical, situation might violate dishonest, inappropriate, RBC policies or our disrespectful, discriminatory Code of Conduct? or retaliatory? If you cannot Could this situation negatively impact Does this situation conﬁdently answer RBC clients, conﬂict with RBC’s “No” to any of the colleagues, third culture and Values? parties or the questions, you community? should do the right thing and speak up. Could there be possible Could this situation consequences of damage RBC’s our actions reputation? or inaction? Could this situation be damaging to you if it became public? Code of Conduct 7

Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets Integrity in Dealing with RBC Clients, Communities and Others ƒ 3.1 Protecting RBC Client Information ƒ 3.2 Protecting RBC Business Information ƒ 3.3 Protecting RBC Employee Information ƒ 3.4 Protecting RBC’s Reputation in Our Communities Code of Conduct 8

Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets 3 Integrity in Dealing with RBC Clients, Communities and Others We are committed to promoting fairness in our dealings with our clients, communities, shareholders, third parties and others, carefully weighing our responsibilities to all. What can I do to protect RBC business or client information? We are in a relationship business and we pride ourselves on the quality of the service, advice and products we provide RBC clients. ƒ Nev er access or use RBC business or client information to benefit yourself, your family, your friends or for any Integrity and trust help us better serve RBC clients, and we make sure we put their interests above our own. The same applies to the purpose unrelated to the performance of your duties. communities where we live and work, making us a company that people want to do business with and work for. ƒ O perate on a “need to know” rather than “nice to know” basis, and share RBC business or client information only The RBC Enterprise Reputation Risk Management Framework provides details on RBC’s approach to identifying, assessing, with those who need it for an appropriate business purpose. managing, monitoring and reporting on reputation risk. ƒ Alw ays use proper procedures to share information securely. ƒ A void working in public places. 3.1 Protecting RBC Client Information ƒ When w orking from home or off-site, ensure RBC business or client information is not overheard, visible Clients care deeply about the privacy of the information they privacy breach in our “Privacy Incident Reporting” tool to or left behind. share with us. Protecting their information and keeping their engage our local Privacy Ofﬁcer, and we must never share ƒ Minimiz e off-site printing and dispose of confidential information securely as soon as it’s no longer needed. trust is integral to the ﬁnancial services industry. It’s also any details about the breach with others who do not have a ƒ Nev er use your non-RBC personal email address or other central to our culture of doing what’s right. We each have a duty business need to know. For more information, please refer to non-approved tools, platforms or applications to receive, to keep RBC client information conﬁdential and secure from the the RBC Enterprise Privacy Risk Management Policy. forward, upload, process, analyze or send business or client information. risk of theft, loss, misuse, and/or improper access or disclosure. ƒ Immediately r eport any potential or actual privacy or 3.2 Protecting RBC Business Information We do this by complying with the RBC Enterprise Privacy Risk information security incidents or breaches to your local Management Policy. Unless legally required, we must also never Privacy Officer. RBC’s business information is one of our most important assets, so share client information – accidentally or intentionally – with a we have a duty to safeguard it by complying with RBC information third party or colleague who does not have a business need to security policies. know. We are responsible for and trusted with keeping RBC For more information, please refer to the RBC Enterprise Information client information private, even after we leave RBC’s service. Security Policy and “Proprietary information” in section 6.2 below. This includes returning all paper and digital client information in our possession to RBC upon departure. In the event of a privacy breach, we must follow established procedures. We must immediately report a potential or actual Code of Conduct 9

Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets 3 Integrity in Dealing with RBC Clients, Communities and Others 3.3 Protecting RBC Employee Information 3.4 Protecting RBC’s Reputation in Our Communities “Off-duty” conduct can become an issue when it: Those of us who work at RBC have a right to privacy. Personal Individual character and personal activities damages RBC’s reputation (e.g. you post a disparaging information about each of us is conﬁdential. Keeping information We must avoid any conduct or association which could bring social media comment about your colleague’s abilities), private and conﬁdential is a matter of personal integrity, our honesty, integrity or judgment into question. It’s important impedes our ability to perform our duties (e.g. a mobile employee has their driver’s licence revoked and cannot honouring the trust others place in us. Collection, use and to understand how our actions reﬂect on RBC, even when we drive to see clients), or disclosure of this information must be relevant to our working are off-duty, as clients, shareholders, communities and brings our integrity and Values into question (e.g. cyber- relationship with RBC, and compliant with relevant laws, the Code bullying or harassing a colleague off hours). colleagues associate us with RBC. Our conduct, even when and RBC’s policies. For more information, please refer to RBC’s outside of work, can signiﬁcantly affect RBC’s reputation Employee Privacy Notice. and brand. We are required to disclose immediately to our manager or Human Resources when we are arrested or charged with, and again if we are convicted of any criminal offence, unless prohibited by local law. Managers are advised Some examples of personal information RBC to contact Human Resources to seek further guidance. We are maintains as confidential are: held to RBC’s Values and the standards set out in the Code, ƒ information r equired to verify credentials and education, both on- and off-duty, and our duty to report actual or possible ƒ date of birth, misconduct applies equally when we’re off-duty. ƒ employment-related credit and other background checks, ƒ home address, ƒ home phone number and personal cell phone number, ƒ government-issued identification numbers, ƒ diversity data, ƒ compensation, ƒ performance reviews, ƒ corrective/disciplinary actions, and ƒ health and benefit information and insurance records. Code of Conduct 10 ƒ ƒ ƒ

Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets 3 Integrity in Dealing with RBC Clients, Communities and Others Communication and external representation Personal use of social media When we participate in social media in a personal capacity, Our Values and the Code provide a foundation for our When using any social media platform, remember that our comments are public and permanent. We should we must consider the potential impact our personal posts behaviour when we represent RBC at work and in our follow the practices below when using social media. may have on RBC’s reputation, and be guided by our Values communities. Our integrity and trust must be beyond reproach. Do: and the standards set out in the Code. While social media Business and corporate use of external social media ƒ identif y yourself as an RBC employee or contract worker can be used to create greater awareness and promote RBC’s when posting about RBC on your personal social media One of the ways RBC communicates is through social media. brand, it is not an appropriate venue to express concerns accounts; for example #RBCemployee or #MyCompany, To ensure our business and corporate social media use is ƒ follo w your business segment’s or functional unit’s about RBC, our clients, colleagues or the competition which appropriate and consistent with RBC’s general Social Media Standard (where applicable) and the RBC could be resolved more constructively through one of the Enterprise Guidelines for Personal Use of Social Media, communication strategy, only employees specifically channels listed on RBC’s Speak Up! webpage. Confidential, and approved for business use may participate in the external ƒ contact socialmedia@rbc.com if you have questions non-public information relating to RBC and its clients must social media channels approved by their RBC unit. Refer to or concerns or for guidance when using personal social never be shared in our public or private social media media accounts to promote RBC products or services. the RBC Enterprise Policy on the Use of External Social conversations. For more guidance on personal use of social Media, which includes links to additional business-specific Do Not: media, refer to the RBC Enterprise Guidelines for Personal documents and definitions of business and corporate use. ƒ post on social media if our personal and professional Use of Social Media. reputations, or the reputation of RBC, may be negatively impacted, ƒ post content about our colleagues or other individuals without prior consent, ƒ include conf idential, non-public information relating to RBC and/or RBC clients, employees, contract workers, third parties or other people in digital public forums, such as social media platforms, chat rooms and blogs. Some examples include RBC’s financial information, client and employee personal information, business plans or strategies, pending product launches, partnerships with third parties and employment relationships, ƒ try to address an issue involving RBC unfolding in social media, or speak on RBC’s behalf, unless authorized by Corporate Communications and your manager, ƒ use third party content without permission, or ƒ use RBC’s trademarks without prior approval. Code of Conduct 11 ƒ ƒ

Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets 3 Integrity in Dealing with RBC Clients, Communities and Others RBC public endorsements and influencer marketing Media interactions and public statements Political involvement and contributions An influencer is anyone who publicly talks or posts about Our Corporate Communications team manages and protects We support participation in general political processes and RBC (e.g. including products, services, promotions and RBC’s reputation and ensures consistency and accuracy in respect our colleagues’ diverse opinions. charitable events) through any channel (e.g. including responding to media inquiries. Only those of us who have We must not use RBC time or resources to promote political personal social media or online channels) and has a been authorized to do so may communicate with the candidates or causes, either inside or outside the workplace. If connection with RBC. A connection can include an media on RBC’s behalf. If contacted by a reporter, or if you we choose to participate in political activity, we do so on our employment relationship, receipt of an incentive receive requests for a third party testimonial/endorsement, own behalf, at our own expense, and not as representatives of (e.g. payment, gift or benefit) or a family or close personal you must immediately reach out to your Corporate RBC. We must never use our afﬁliation with RBC to market our relationship with an employee or contract worker. It is Communications representatives. For more information, political activities. misleading if an influencer does not disclose their refer to the RBC Media and Communications Standards. connection to RBC because it can change a viewer’s Community involvement perception of an endorsement. For more guidance, refer Creating positive social and environmental impact is integral It is important to note that certain jurisdictions impose to the RBC Enterprise Endorsement and Influencer to how we do business and core to RBC’s Purpose of helping restrictions on political contributions and/or Marketing Policy. clients thrive and communities prosper. We support the engagement, including volunteer activities and lobbying, communities where we live, work and do business. We also by corporations and/or employees of companies. accept accountability for the environmental, social and Employees should review various jurisdictional laws, Some examples of influencers: economic effects of our business decisions. We take pride regulations and/or policies before making a political ƒ employees and contract workers, in the value of our contributions and encourage employee contribution. If we have any questions, we should ask ƒ members of t he boards of directors of RBC or any of its subsidiaries, involvement in the community. our manager and/or Compliance. ƒ endorsers (e.g. celebrities, athletes or other third parties), We must obtain our manager’s permission to solicit for or ƒ reviewers, ƒ bloggers, promote causes or issues, including charitable ones, in RBC ƒ t hose who have a family or a close personal relationship workplaces. Personal involvement in our communities must be with an employee or contract worker, and at our own expense and must not interfere with our work at ƒ creators. RBC or RBC’s operations, and may require manager permission depending on the activity. Refer to the RBC Conﬂicts of Interest Control Standards for Outside Business Activities and External Directorships for more information. Code of Conduct 12 ƒƒ

W Wor orking king Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up T To oget geth her er From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets Integrity in Working Together at RBC ƒ 4.1 Respectful Workplace ƒ 4.2 Equitable Opportunities, Fair Workplace, Accessibility and Human Rights ƒ 4.3 Workplace Health and Safety Code of Conduct 13

Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets 4 Integrity in Working Together at RBC At RBC, we have a strong and capable global team serving our clients, working together to deliver on our strategy, and creating value and growth for our clients, communities and shareholders. We believe in each Examples of harassment can include, but are not other and have conﬁdence and trust in the capabilities and intentions of our colleagues. Our integrity, limited to: diversity & inclusiveness, and collaboration help make RBC a great place to work, belong and thrive. ƒ intimidating, t hreatening or coercing another individual, ƒ bullying, which is a mist reatment of others that causes harm (e.g. spreading rumours, humiliating, ostracizing 4.1 Respectful Workplace or negatively using influence to control another person’s conduct), We all have a right to work in an environment that is ƒ c yberbullying, which is mistreatment via electronic respectful and professional. Mutual respect and dignity devices, including through social media, ensure an environment that is healthy and productive for ƒ intruding on an individual’s privacy, including speculating or outing someone on any grounds of RBC employees, contract workers, clients and others we discrimination, and interact with. ƒ of fensive or demeaning statements or behaviour (e.g. micro-aggressions, stereotypes, social We must all behave in a way that contributes to a workplace marginalization) about a person or group, including free from unlawful discrimination, disrespectful and related to any grounds of discrimination. inappropriate behaviour, harassment, sexual harassment, violence and retaliation. Inappropriate in-person or online Sexual harassment is a specific form of harassment behaviours of any kind, whether intentional or unintentional, that includes unwelcome behaviour such as: are not tolerated at RBC. ƒ unw elcome advances, flirtation, propositions, invitations for sexual favours, Harassment is any action, behaviour or comment, whether ƒ sexual ph ysical contact, intentional or unintentional, that, because of its nature or ƒ v erbal comments, actions or gestures of a persistence, is known, or would reasonably be considered, to sexual nature, ƒ sexist behaviour and comments, interfere with an individual’s professionalism or create an ƒ disseminating or displaying sexually suggestive or offensive, hostile or intimidating workplace. We must ensure explicit pictures, videos, cartoons, objects or jokes, that an individual’s physical and mental well-being is not ƒ con versations or inquiries about sexual exploits or impacted negatively while also not undermining the integrity desires, or using lewd language, ƒ explicitly or implicitly making submission to sexual of our relationship with RBC and one another. behaviour a term or condition of employment, or ƒ using t he submission to, or rejection of, sexual behaviour as a basis for employment decisions. Code of Conduct 14

Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets 4 Integrity in Working Together at RBC Maintaining a respectful workplace also requires us to behave Not all negative interactions are harassment, professionally while using RBC systems. We must not use discrimination or retaliation. For example: RBC networks, systems, programs, applications, devices or ƒ minor conf licts that arise because of differences in work access to the Internet to view or communicate inappropriate or communication styles, and general disagreements are material or make excessive use of RBC systems for non-work- not harassment, ƒ managing performance and ot her manager activities related matters. that are part of their responsibilities and performed for legitimate business purposes are not harassment, Keep in mind, respecting conﬁdences and refraining from discrimination or retaliation, and gossiping about our colleagues is a matter of personal ƒ constructive challenge that encourages the exchange integrity. However, if we become aware of information of ideas is not harassment. regarding a possible Code breach, we have a duty to Speak Up! Examples of disrespectful and inappropriate behaviour are: and must report any misconduct. ƒ excessive swearing or shouting, Refer to RBC’s Respectful Workplace Policy for additional ƒ swearing or shouting directed at others, information. ƒ cir culating, posting or making demeaning comments, gestures, pranks or jokes, ƒ circulating or posting derogatory or offensive pictures, posters or communications, and Speak Up! ƒ conduct that embarrasses or degrades another based on personal characteristics (e.g. body shaming, socio-economic ƒ If you witness or experience inappropriate behaviour, you status shaming). have a responsibility to report it immediately to a manager, Human Resources or through the Conduct Hotline. ƒ Early, informal and direct communication with the person whose behaviour you feel is inappropriate is encouraged where you feel comfortable doing so. Oftentimes, this is a helpful way to address the conduct quickly and effectively. ƒ If y ou decide not to talk directly to the person, or the conduct continues, you must raise your concern with a manager or one of the Key Contacts. Refer to Doing What’s Right. ƒ The dut y to report does not prevent you from pursuing other processes available by law to report concerns. Code of Conduct 15

Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets 4 Integrity in Working Together at RBC intersex), sexual orientation, gender identity/expression that is 4.2 Equitable Opportunities, Fair Workplace, How can we ensure we provide an inclusive environment Accessibility and Human Rights unlawful or any other characteristic protected by law. for persons with accessibility needs? RBC is committed to fostering diversity and inclusion and to Equitable opportunitiesƒ S peak appropriately and respectfully with and about any person with a disability (whether visible or invisible), respecting and appreciating our differences. Even where laws RBC promotes equitable opportunities in all dealings with RBC emphasizing the person first, not the disability. allow for discrimination on these grounds, RBC operates in a way employees, contract workers, clients and others we deal with. that treats people fairly. In addition, RBC enables equitable development and career opportunities in the workplace by stafﬁng vacant positions RBC is committed to respecting human rights, including those of 4.3 Workplace Health and Safety based on business needs, candidates’ merits and RBC Values. any clients, employees and third parties we conduct business with or who may be affected by our business activities – either directly RBC is committed to providing a healthy and safe workplace and Fair workplace or indirectly – and to taking the actions set out in our Approach to complying with applicable health and safety laws. Maintaining We treat all employees and contract workers fairly, pay fair Human Rights to meet the responsibility of businesses like ours to such a workplace is a shared responsibility of RBC and its compensation and provide respectful work environments. employees and contract workers. respect human rights as set out in the United Nations Guiding All individuals are encouraged to raise concerns with their Principles on Business and Human Rights (the “UN Guiding All employees and contract workers are to take every reasonable manager or any of the Key Contacts. Principles”). and necessary precaution to ensure their health and safety as well Accessibility We recognize the role of governments to protect human rights. If as that of their colleagues. A workplace includes all RBC premises At RBC, we are committed to removing barriers to promote and any other place where work-related activity occurs, including applicable laws in countries in which we operate are inconsistent dignity, independence and equal opportunity in the workplace with our commitment to respect human rights, RBC will seek ways work-related social events and business travel. and in the products and services we offer. We must always to promote respect for human rights in accordance with the UN To ensure our workplaces are healthy and safe, we understand and take steps to ensure that clients, employees, contract workers, Guiding Principles and our Values. follow RBC’s health and safety policies and procedures. We also: job applicants and members of the boards of directors of We strive to avoid causing or contributing to adverse human rights Royal Bank of Canada or any of its subsidiaries are treated do not hav e weapons of any kind in our possession while on impacts through our own business activities, and aim to prevent fairly and with dignity and respect, taking into account their RBC premises, and and mitigate adverse impacts that we may be directly linked to, by feedback and accessibility needs. Contact Human Resources obtain management appr oval and any required permits before taking appropriate action. for guidance as needed. Refer to the Enterprise Accessibility arranging events or serving alcohol on RBC premises. Guidelines or visit Accessibility at RBC for more information. RBC prohibits harassment and discrimination on the grounds of age, national origin, citizenship, ethnicity, colour, religion or creed, race Human rights and ancestry (which is inclusive of those who identify as Indigenous), We comply with all applicable laws and relevant international physical or mental disability, veteran status, family status, pregnancy, guiding principles regarding non-discrimination and human rights marital status, civil or same sex union, biological sex (including in the jurisdictions where we operate. Code of Conduct 16 ƒ ƒ

Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets Integrity in How We Do Business ƒ 5.1 Managing Business Dealings ƒ 5.2 Avoiding and Managing Conflicts of Interest ƒ 5.3 Preventing Financial Crime ƒ 5.4 Managing Compliance with Global Economic Sanctions ƒ 5.5 Ensuring Fair Competition Code of Conduct 17

Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets 5 Integrity in How We Do Business Ethical behaviour governs every aspect of our business, from day-to-day transactions to special projects. What are some scenarios that present actual, potential or perceived conflicts of interest? 5.1 Managing Business Dealings 5.2 Avoiding and Managing Conﬂicts of Interest ƒ Borr owing money from or lending money (including As representatives of RBC, we have a duty to never mislead By acting in a way that puts RBC and our clients’ interests above co-signing or being a guarantor of loans) to other RBC employees, contract workers or clients. others – even by omission – about products or services we our personal interests, we can assure RBC stakeholders of our ƒ Using your position at RBC to promote an outside offer. We must be mindful in our communications to provide integrity. This means that the decisions we make in our work with organization or business. information that is clear, simple and not misleading in any way. RBC must be made independently of our own interests. ƒ Using your position at RBC to inappropriately influence any employees, contract workers or We must make every reasonable effort to provide full and fair Obligations arising from our other business, family and social transactions. information and correct errors or ambiguity in any statement ƒ Working on behalf of RBC in any transaction or relationships must not play a role in our work for RBC. A conﬂict made on RBC’s behalf. This is especially important with regard business relationship where you, your family or of interest – actual, potential or perceived – is a situation that someone you have a close personal relationship to our sales representations, marketing and advertising. could cause others to doubt our ability to perform our jobs with has a personal or financial interest. ƒ Processing a transaction for another employee or We ensure our sales practices are fair and not misleading by effectively and objectively. Keep in mind that a conﬂict of interest contract worker without exercising the same due ensuring that we: can exist even where we have behaved properly and ethically. diligence as you would for any other RBC client. Even the impression of a conﬂict of interest can affect RBC’s ƒ E xcessive or irresponsible gambling that could are knowledgeable about the products and services we place an employee or contract worker in conflict reputation and our own. We must think about how our actions recommend to clients, with their obligations to RBC. would look to others. Just because we don’t perceive our situation r ecommend products and services based on an to be a conﬂict, doesn’t mean others share the same view. What are some examples of corporate conflicts? understanding of a client’s needs and circumstances and Conﬂicts often arise where there is a personal interest that could ƒ An RBC analyst conducts securities r esearch on a never for personal gain or to meet performance incentive company that is intended to provide an objective compromise our objectivity (i.e. a personal conﬂict), but also goals or other targets, opinion on those securities, while also being in where there may be conﬂicting interests between RBC and third possession of inside information about another clearly and accur ately explain the terms and conditions client that could influence their opinion. parties (i.e. a corporate conﬂict). Even where there is no outlined, and give appropriate disclosures about a product or ƒ An emplo yee or contract worker offers opportunity for personal gain in a situation, we must consider entertainment to a regulatory agency that has service in clear, simple and not misleading language, whether RBC’s interest may conﬂict with a client’s. Irrespective of oversight of RBC. ar e not pressuring or coercing our clients for any reason, and the type, we have an ongoing responsibility to identify, disclose, manage and, if necessary, eliminate conﬂicts of interest in obtain pr oper and informed consent from our clients in line relation to RBC, its employees and contract workers, its clients with RBC’s policies. and its third parties. Code of Conduct 18 ƒ ƒ ƒ ƒ ƒ

Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets 5 Integrity in How We Do Business Some conﬂicts arise by virtue of certain types of relationships We often use RBC products and services ourselves, as do many we have, while others are a result of engaging in certain of our friends and family members. We must make sure all our What are some examples of “close personal relationships”? activities. Common conﬂicts of interest are described in the personal, family and friend dealings with RBC are handled at ƒ family, following sections. Examples of “family” include (list is not arm’s length – independent of their relationship to us and our ƒ r omantic or intimate relationships, exhaustive): relationship with RBC – by following relevant procedures for the ƒ household members such as roommates, business we work in. ƒ close f riends, and a spouse, common-law partner or domestic partner , ƒ persons wit h whom we have a significant financial Likewise, our loyalties can become conﬂicted if friends or family childr en and step-children, relationship (e.g. business partner, client or co-investor). members work for a company that does or seeks to do business par ents and siblings, with RBC as an RBC client or third party. This is especially likely What types of close personal relationships could cause to be a problem if it happens to those of us who are involved in gr andparents and grandchildren, and a conflict of interest and must be disclosed so they can the approval or selection process, contract negotiations or be appropriately managed or avoided? other relatives by blood or marriage. relationship management with RBC clients or third parties. In ƒ A super visory relationship with a family member or someone we are in a close personal relationship with. these cases, we must inform our manager or local Compliance We must make sure we read and understand the RBC Enterprise ƒ Any w orking relationship with a family member or Conﬂicts of Interest Policy and related control standards as group so the conﬂict can be addressed. someone we are in a close personal relationship with well as the RBC Enterprise Anti-Bribery Anti-Corruption Policy. where we may have, or be perceived to have, the ability to impact compensation, work or promotion prospects. 5.2.2 Managing Close Personal Relationships at Work These resources explain how to disclose actual, potential or It is possible for our close personal relationships to have an effect perceived conﬂicts. Where we are unsure about a potential conﬂict or need more information, we should check with our on our work at RBC. We must understand the actual or perceived local Compliance group. Where the conﬂict relates to another effects that close personal relationships may have in order to RBC employee or contract worker, we should speak with our avoid situations that would reﬂect negatively on RBC. manager or contact Human Resources for guidance as needed. It’s important to identify and disclose immediately if we will be Directors of Royal Bank of Canada should check with the working with family or others who we are in a close personal Corporate Secretary’s Department. Non-employee directors of relationship with so conﬂicts can be appropriately managed subsidiaries should check with the Subsidiary Governance Ofﬁce. or avoided. Remember, there is no substitute for good judgment and common 5.2.1 Managing Our Close Personal Relationships in RBC Dealings sense. If we are ever in doubt about a relationship that may put us It is important that we handle our ﬁnancial dealings responsibly, in a conﬂict of interest, we should speak with our manager or with integrity and in compliance with RBC policies. Human Resources. Code of Conduct 19 ƒ ƒ ƒ ƒ ƒ

Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets 5 Integrity in How We Do Business 5.2.3 Managing Outside Activities and External Directorships Some of us take on additional activities or roles outside of our The following may be considered competitors of RBC: work at RBC. For example, we may work part-time elsewhere, run ƒ banks, ƒ credit unions, a personal business from home or take on a directorship, ofﬁcer ƒ asset management f irms, position or similar role at another company, organization, club, ƒ insurance companies, association or foundation. No matter the activity or role, it must ƒ mortgage companies, not be with one of RBC’s competitors. It must also not ƒ trust companies, ƒ certain financial technology companies (i.e. FinTech), and compromise our ability to do our best work and fulﬁll our ƒ other companies that provide financial services. responsibilities to RBC or its clients. Even if an outside activity or external directorship is not with a We must be aware of actual, potential or perceived conﬂicts direct competitor of RBC, conflicts of interest may still arise if of interest and potential reputational risk related to outside the activity or role directly relates to, interferes with or overlaps activities and external directorships, and must comply with the with our work at RBC (for example, subject matter, job function, Code and RBC policies on disclosure and approval. Doing so technical expertise or using RBC time/systems/resources). allows us to maintain our commitment to integrity while maximizing our business and relationships. For more information on managing outside activities or work and managing external directorships, refer to the RBC Enterprise Conﬂicts of Interest Policy and the RBC Conﬂicts of Interest Control Standards for Outside Business Activities and External Directorships for the required process and approvals. ƒ Dir ectors of Royal Bank of Canada should refer to the Policies and procedures – Conflicts of interest section in the Royal Bank of Canada Director’s Guide and consult the Corporate Secretary’s Department. ƒ Non-employee directors of RBC subsidiaries should refer to the RBC Policy on the Legal Governance of Subsidiaries and consult the Corporate Secretary of the relevant subsidiary. Code of Conduct 20

Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets 5 Integrity in How We Do Business 5.2.4 Managing Gifts and Entertainment Entertainment includes any event we host or attend for business-related purposes. Common examples include meals, In business, it is common to foster relationships and show Key things to remember when considering gifts or entertainment: sporting events, theatrical performances and educational events. appreciation by exchanging courtesies such as meals, gifts ƒ Cash, bonds and negotiable securities are never Entertainment should always be in good taste and consistent and entertainment. However, we must ensure that the gifts acceptable gifts regardless of the amount. with usual business practice. As with gifts, we must avoid and entertainment we accept are not intended or designed to ƒ The RBC Conf licts of Interest Control Standards for entertainment that is lavish or too expensive because it may inﬂuence our business judgment on behalf of RBC. Likewise, Gifts and Entertainment sets out limits for gifts, as set out below. Note that the annual cumulative also be seen to inﬂuence our judgment. we must never give gifts or entertainment intended to limits that an employee may give to (or receive inappropriately inﬂuence or create a sense of obligation to those from) the same client or third-party recipient If only one party attends the event, it is considered a gift rather should not exceed: we have a business relationship with. To keep our purposes clear, than entertainment. For example, if a third party gives us tickets „ $100 CAD in Canada, all gifts and entertainment we accept or give must comply with „ $100 USD in the United States, to an event, but does not attend, we must follow our process for „ RBC policies and be customary and consistent with usual £100 GBP in the United Kingdom, gifts received from a third party. The same would be true if RBC „ €100 Euro in Europe or business practices. offers entertainment to a third party, but no one from RBC „ in all other jurisdictions, the local currency equivalent to 100 Canadian dollars. attends the event. Employees who are invited by a supplier to RBC policies and business practices require that all gifts and ƒ Entertainment must not seem ex cessive or attend an RBC sponsored event as a gift may be subject to a entertainment given or received, with certain exceptions (such as inappropriate; if unsure, seek guidance from different approval process and requirements. Refer to the your manager or Compliance before providing gifts and entertainment of a nominal value or promotional gifts), or upon receiving an invitation. RBC Conﬂicts of Interest Control Standards for Gifts and be disclosed and approved, if applicable, by the appropriate ƒ Y ou must seek guidance from your local Money Entertainment or consult with your local Compliance group. Approval Authority. We must take extra caution when the Laundering Reporting Officer (MLRO) or designated compliance officer before providing intended recipient of a gift or entertainment is a public ofﬁcial. RBC has restrictions on payment and acceptance of payment of a gift or entertainment to, or upon receiving any travel or lodging expenses. These apply to situations where RBC gifts or entertainment from, a public official. Gifts are anything of value given or received in relation to RBC ƒ Gifts and entertainment must not create a sense is providing entertainment or where we are accepting travel or business. We may only give or accept gifts that are customary, of obligation for either party – it’s never wrong lodging expenses from a third party. modest and culturally sensitive. We must never accept or give to question the motive behind business gifts and entertainment. cash, cash equivalents, bonds or negotiable securities, although In all cases, we must comply with the RBC Enterprise Conﬂicts of ƒ Follo w your RBC policies and business practices gift certiﬁcates or gift cards are allowed (except for prepaid Interest Policy, the RBC Conﬂicts of Interest Control Standards for regarding gifts or entertainment, including credit and debit cards) as long as their intended purpose is for recordkeeping. Gifts and Entertainment and the RBC Enterprise Anti-Bribery the purchase from a speciﬁc, single retailer of what would ƒ Gif ts or entertainment between employees must Anti-Corruption Policy. Your RBC unit may also have more speciﬁc never be given in exchange for a business referral, otherwise be considered a gift. rules; for further information you should contact your local to influence or to gain another form of business advantage now or in the future. Compliance group. Code of Conduct 21

Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets 5 Integrity in How We Do Business 5.2.5 Managing Inside Information and Securities Trading From time to time, we may have access to material, non-public Key things to remember when engaging in securities transactions and trading: information (“inside information”) about a company, including RBC, ƒ All emplo yees need pre-approval for personal or its clients. As a rule, inside information can reasonably be investments in private companies, be it a small family expected to affect the market value or price of a company’s business or a larger company. securities, or be considered important to a reasonable investor’s ƒ Nev er accept favoured share allotments for initial public offerings that are a result of a relationship investment decision. Having inside information offers an unfair you have with a company through RBC. advantage when deciding whether to buy, sell or hold onto a security. ƒ It doesn’t matter ho w you come to possess inside information, you are always obligated to protect it in As a result, many of the countries where we do business have laws accordance with RBC policies and applicable laws. regarding when we can trade in securities issued by any company. ƒ Be particularly mindful when trading in RBC securities, as there might be additional restrictions. When we have inside information about a company, we must notify Compliance immediately to ensure that the potential conﬂict is managed appropriately. In addition, we must not trade in the For more information, refer to the RBC Conﬂicts of Interest Control securities of that company. Doing so is called “insider trading” Standards for Personal Trading and the RBC Conﬂicts of Interest – which is illegal and subject to ﬁnes and penalties. It is also illegal to Control Standards for Inside Information and Information Barriers, provide inside information to another (this is usually called “tipping”) as well as applicable local or business-speciﬁc policies. unless it is necessary to accomplish a legitimate business purpose. Directors of Royal Bank of Canada should refer to the Insider Employees and contract workers should be familiar with information Trading and Reporting Policy and Procedures for Directors of Royal barriers and other tools outlined in RBC policies, which are used to Bank of Canada. manage conﬂicts. Non-executive directors of Royal Bank of Canada’s subsidiaries Many of our investment activities, even where they are not illegal, who are not ofﬁcers, employees or directors of Royal Bank of may still pose personal conﬂicts that must be managed or Canada should refer to the RBC Policy on the Legal Governance of eliminated in accordance with RBC policies. Regardless of whether Subsidiaries. we have access to or possess inside information, we are all subject to the requirements of RBC personal trading policies. Before trading in the securities of RBC, its clients or any other company, we must familiarize ourselves with these requirements, as well as the effect that the perception of wrongdoing may have. Code of Conduct 22

Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets 5 Integrity in How We Do Business 5.2.6 Accepting Appointments or Inheritances 5.3 Preventing Financial Crime RBC’s clients look to us for advice on their ﬁnancial matters. What can I do to identify and prevent money laundering Money laundering, terrorist ﬁnancing, bribery and corruption, or terrorist financing? Clients may ask or appoint us to represent them or their interests activities that may violate applicable economic sanctions and ƒ Obtain current and adequate Know Your Client in a variety of situations. These appointments include our acting tax evasion are serious crimes that have damaging effects on information for all client relationships. as attorneys, mandataries, trustees, executors, administrators, ƒ Be aw are of AML risks and report concerns every time you global economies, countries, communities and businesses. liquidators, protectors, and in other appointments or ﬁduciary observe unusual or suspicious activity. Global efforts to prevent these crimes receive signiﬁcant ƒ Never knowingly assist anyone to transfer the proceeds of roles. In some instances, clients wish to show their appreciation attention from regulators, governments, international crime or alter, remove or disguise information to facilitate for the value of our services by giving us a gift effective on their a transaction that would otherwise be prohibited under organizations and law enforcement agencies. the law. death. These can be made in the client’s will, by designation as RBC is committed to doing business based on the quality of beneﬁciary under a client’s policy, plan or account, or by joint What can I do to prevent bribery and corruption? our reputation and the services we provide, and not because ownership of an asset. ƒ Nev er knowingly facilitate any transaction associated we have gained any dishonest or unfair advantage. RBC with the proceeds of bribery and corruption. To make sure there is no actual, potential or perceived conﬂict ƒ Never solicit, give, receive or promise anything of value, supports efforts to detect and prevent these ﬁnancial crimes of interest, we and our families must not accept these requests, either directly or indirectly, with the intent of helping RBC through our commitment to operate with integrity. It is very obtain an inappropriate advantage. This includes offering, appointments, gifts or beneﬁts unless they arise independently important that we know and comply with all applicable laws providing or receiving excessive or inappropriate gifts of the client relationship. If a request, appointment, gift or beneﬁt and entertainment. and RBC policies designed to prevent and detect these crimes. ƒ Nev er make facilitation payments. These are typically does not arise independently of the client relationship, but we small payments made to government officials to obtain Reporting ﬁnancial crimes believe that special circumstances apply, we must follow or speed up routine actions or services such as obtaining established procedures before we or our families accept it. We must be vigilant and exercise good judgment when dealing licences or permits. Management and local Compliance approvals, appropriate for with unusual or suspicious transactions or activities. If we know What can I do to prevent tax evasion? the business we work in, are required. When acceptance of certain of or suspect or have any concerns relating to money laundering, ƒ Follo w RBC’s Know Your Client procedures to understand appointments is part of our role (such as being a discretionary terrorist ﬁnancing, bribery and corruption, activities that may the source and use of a client’s funds and affairs. If you suspect tax evasion or inappropriate tax reporting, escalate investment manager), we must also follow RBC policies. violate applicable economic sanctions, tax evasion or criminal the matter to your manager and AML Compliance contact. activity, we must Speak Up! and report them as soon as possible Refer to the Financial Crimes Enterprise Anti-Money to our manager or one of the Key Contacts. We must also never Laundering and Anti-Terrorist Financing Control Standards for more information on when and how to escalate. advise (“tip-off”) anyone we suspect of committing these crimes. ƒ D o not knowingly facilitate or ignore tax evasion, either in connection with RBC’s corporate tax affairs or in servicing For more information or guidance, please refer to the Financial our clients. If you are aware of any such behaviour at RBC, Crimes Enterprise Anti-Money Laundering and Anti-Terrorist report it through one of the channels listed on RBC’s Speak Financing Control Standards and the RBC Enterprise Anti-Bribery Up! webpage. Anti-Corruption Policy. Code of Conduct 23

Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets 5 Integrity in How We Do Business f ix, maintain, increase or try to control the price of a product 5.4 Managing Compliance with Global Economic Sanctions or service, Other examples of activities where competition issues arise are: As a regulated ﬁnancial institution, RBC must comply with fix, maintain, decrease or control wages, ƒ bid-rig ging or secretly making agreements with economic sanctions in Canada and other jurisdictions where other bidders when submitting bids or tenders, divide or allocate sales, clients, suppliers or mark ets for the ƒ tied selling or making the availability of a product we operate. We must be aware of any economic sanctions that supply, or acquisition of, products or services, or or service conditional on the purchase of another may apply and their impact to RBC and RBC clients. Further, product or service, fix, maintain, increase, lessen, prevent, eliminate or otherwise we must not knowingly avoid sanction regulations, either ƒ communications t hat could be interpreted to show try to control the production or supply of a product or service. an anti-competitive intent or behaviour, such as personally or in servicing our clients. Contact the RBC Law advertisements that are misleading, unfair or Group or Global Economic Sanctions team for advice if you We must be careful to avoid even the appearance that RBC inaccurate when they compare RBC products with are unsure of the right course of action. those of our competitors, participates in or endorses unfair or manipulative business ƒ benchmarking or exchanging information with conduct. In particular, competition law risk can arise at industry For more information, please refer to RBC’s Enterprise Global competitors, particularly where the information associations and during other touchpoints with third parties could raise possible concerns relating to conspiracy, Economic Sanctions Policy. bid-rigging, illegal trade practices or anti- and competitors. We must take great care in any situation where competitive agreements, 5.5 Ensuring Fair Competition we may interact with competitors or other third parties. If a ƒ entering into agreements with another company to discussion appears to be leading into prohibited areas, we set or fix employee compensation or benefits (e.g. RBC seeks to ensure fair business practices are followed wage-fixing agreements), must voice our concern, withdraw from the discussion and wherever we do business. Many countries where we do business ƒ impr oper agreements with another company not to immediately advise local Compliance or the RBC Law Group. hire or solicit its employees, and have laws to promote fair competition and reduce monopolistic ƒ any other act that is likely to harm competition (or anti-competitive) activity. For more information, please refer to the RBC Enterprise substantially if done in circumstances where RBC Compliance Anti-Trust and Competition Law Policy and RBC is an important participant in a market or a class At RBC, each of us has a responsibility to know and comply with of business. Enterprise Compliance Control Standards for Anti-Trust and applicable competition and anti-trust laws. We need to be able Competition Law. to recognize and avoid situations that may conﬂict with these laws. To ensure we comply with these laws, we must be especially careful when dealing with competitors of RBC or other third parties. Certain types of agreements with competitors can contravene criminal law. Never agree or arrange with a competitor to do any of the following directly or indirectly: Code of Conduct 24 ƒ ƒ ƒ ƒ

Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets Integrity in Safeguarding Entrusted Assets ƒ 6.1 Protecting RBC Client Property ƒ 6.2 Protecting RBC Property ƒ 6.3 Keeping Accurate Books and Records Code of Conduct 25

Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets 6 Integrity in Safeguarding Entrusted Assets As a ﬁnancial institution, we manage the assets in our care responsibly and ethically to earn and maintain our stakeholders’ trust. 6.1 Protecting RBC Client Property “Misappropriation” includes theft or other intentional misuse of RBC assets, systems, processes or RBC client funds. “Misuse” can Some examples of proprietary information are: In order to earn RBC clients’ trust, we must safeguard their include any purpose not related to the performance of our duties. ƒ RBC client lists and trade secrets, property. This property should be used only in accordance ƒ technical and statistical information, with their directions, relevant RBC policy and the law. ƒ RBC dev eloped program source code, Using client property inappropriately or for personal gain ƒ financial documents or information, Some examples of misappropriation and misuse are: ƒ contract documentation, is a violation of this trust. ƒ legal, regulatory or business matters, ƒ intentional personal use of RBC expense accounts or corporate credit cards -- expense accounts and corporate ƒ business pr ocesses, and 6.2 Protecting RBC Property credit cards must be used only for expenses eligible for ƒ corpor ate strategies and plans. reimbursement under RBC’s expense guidelines, Fraud, misappropriation and misuse ƒ unaut horized borrowing and “kiting” (taking advantage Many of us have access to premises, systems and information of the time delay required for an item to clear in the banking system), about RBC processes that are not available to RBC clients or the general public. We must never use this access or information ƒ obtaining funds through false pretences such as depositing a cheque known to be NSF (Non-Sufficient to beneﬁt ourselves, our families or our friends, or for any Funds) or making an “empty envelope deposit” in an purpose unrelated to the performance of our duties. Fraud, automated banking machine, misappropriation of property or corporate opportunities and ƒ allowing others to benefit from opportunities only other types of misuse are never tolerated. available to RBC employees, ƒ making unaut horized changes to a client profile, and Acts of fraud may include intentionally concealing or misrepresenting ƒ submitting false benef it claims. facts for the purpose of inducing, deceiving or misleading others. Some examples of fraud are: Proprietary information ƒ impr oper financial reporting (such as improper revenue RBC proprietary information includes non-public or recognition and over- or understating assets or liabilities), undisclosed information we withhold from general knowledge. ƒ deliber ate failure to fulfill our disclosure obligations, and This information is critical to our business, and could be useful ƒ falsifying records (such as forging client or management signatures). to our competitors or harmful to RBC if disclosed. Code of Conduct 26

Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets 6 Integrity in Safeguarding Entrusted Assets Data protection and protecting against data misuse is a shared agreement. Our responsibility to safeguard RBC’s proprietary otherwise misused, or if we have any questions on the use of responsibility and we all have a role to play. We must be diligent information continues, even after we leave RBC’s service. This intellectual property. at all times, particularly when sending information outside of includes returning all paper and digital proprietary information Proper use of RBC networks, systems software, devices, RBC, receiving information from outside of RBC or even when in our possession to RBC upon departure. applications and the Internet sharing data internally across legal entities and jurisdictions. It’s Trademarks, copyright and other intellectual property We must comply with the Code, RBC policies and any terms and important to remember that any loss or misuse of data could conditions governing the use of RBC equipment, systems, RBC intellectual property has important commercial value and impact RBC’s reputation and client conﬁdence, and may have computer networks, applications, software, computers and is crucial to RBC’s effective competition in the marketplace. It legal, regulatory and ﬁnancial impacts. For more detail on how to portable devices, as well as the messages communicated within includes any of the following that we create while working for RBC: protect proprietary information, please refer to “Protecting RBC them. Where RBC policies permit us to use our personal Business Information” in section 3.2 above. in ventions, improvements, works of authorship, equipment for RBC work, we must follow the policies associated developments, concepts or ideas, RBC’s proprietary information may be disclosed to outside with that use. parties only if required by law or if properly authorized. data, pr ocesses, online websites or applications, computer When sending communications through RBC networks, we Authorization can often be obtained through a conﬁdentiality software programs, or discoveries, and must always maintain a professional tone and comply with the trade secrets, trademarks, brand names, copyrights or logos. Code and RBC policies, including the Respectful Workplace Policy. We must not make excessive use of RBC systems for Keep in mind: Any intellectual property we generate in our RBC work belongs non-work-related matters. We must follow these requirements to RBC and remains with RBC after we leave RBC’s service. We Never send work-related material (including RBC whether we are using RBC equipment or our own. Business, proprietary, client and RBC employee should use RBC intellectual property only as permitted in this personal information) to your personal email. Code and RBC policies. In addition, when we conduct work for RBC on any device or Take caution and check for correct email addresses network, we must only use electronic messaging channels before emailing any RBC information. RBC intellectual property must not be used by a third party approved and provided by RBC and the applicable RBC units, without RBC’s prior approval. Similarly, we may use a third Never upload RBC business information to external file for the purpose of sending business communications. This sharing, Generative AI tools, or online storage sites, party’s intellectual property only with the third party’s prior without authorization from the appropriate parties. includes refraining from using unapproved Generative AI tools. approval. For example, all original musical, artistic and literary Ensure that sharing of information with another party works, computer software, performances and sound recordings A business communication, deﬁned in the Enterprise Electronic (internal or external) is supported by legitimate are protected by copyright laws. We must not download, install Messaging Standard, is any communication including those business reasons or otherwise authorized. or copy any such material to our RBC-issued computers or sent to or received from clients, prospects, and between Adhere to a clear desk policy for all your work environments. devices without ﬁrst obtaining the owner’s permission. employees, that pertains to RBC, its business, employees, Additional examples of how to protect RBC business products or services, ﬁnancial or investment-related matters, We should seek guidance from the RBC Law Group if we or client information can be found in section 3.2. trading execution and investment banking activities. suspect RBC intellectual property has been infringed upon or Code of Conduct 27 ƒ ƒ ƒ ƒ ƒ ƒ ƒ ƒ ƒ ƒ ƒ ƒ ƒ ƒ ƒ

Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets 6 Integrity in Safeguarding Entrusted Assets We are expected to act honestly and with integrity in handling Doing What’s Right RBC accounts at all times. For instance, overstating an amount Some examples of inappropriate material are: My client, who is a friend of mine, often sends me on an expense report or falsifying a sales record in order to ƒ sexually explicit material, business-related emails to my personal email or will ƒ gambling websites, exceed a target would be a serious violation of RBC’s trust in text me on my personal device. Given they initiate the ƒ der ogatory jokes, and us and the Code. We must also never mischaracterize a message, and we have a personal relationship, is this ok? ƒ offensive or demeaning statements or images about payment in order to hide its true purpose (such as disguising If contacted by any client or business associate through a person or group, including those that relate to race, non-approved electronic messaging channels, it is religion, disability, sexual orientation, gender or any a bribe as a “sales fee” or legitimate expense). False statements important to always redirect them to an RBC approved other characteristic protected by law. such as these are never tolerated, no matter how small the electronic communication channel (e.g. RBC email address) for business-related communications, and amount or the reason behind the action. Some examples of electronic messaging channels, to forward or copy the electronic message into an RBC all of which need to be approved and provided by approved electronic communication channel so that there We all provide information that RBC uses to prepare ﬁnancial RBC before using for RBC work, are: is a record of the electronic communication within RBC statements, regulatory reports and publicly ﬁled documents. systems. Using non-approved electronic communication ƒ email, This means we all play a role in ensuring that the information channels for work-related purposes is prohibited. ƒ instant messaging/chat, including chats in deal rooms or other third party applications, we record complies with all applicable accepted accounting ƒ mobile SMS, principles and RBC internal controls. RBC reserves the right to monitor, audit and inspect our use of ƒ any application t hat can be downloaded and installed from an app store, and You must know that falsifying ﬁnancial or business records RBC systems and technology, including internet usage, audio ƒ social media communication tools lik e LinkedIn, (including client documentation) or making false statements recordings of conversations conducted by telephone and Facebook and YouTube. to our auditors is against the law. Likewise, we must not make electronic messages using email, instant messaging or other a payment or establish an account on RBC’s behalf under electronic means. For more information on the purpose and 6.3 Keeping Accurate Books and Records false pretenses. ways in which RBC monitors the use of RBC systems and technology, please refer to the appendix of RBC’s Employee RBC’s credibility depends on the integrity of its books, records Privacy Notice. and accounting. Clients rely on us to maintain and provide accurate records of their dealings with us – a duty RBC takes While we may use RBC equipment, systems and technology for seriously. We must ensure RBC’s books and records are personal reasons, we must always comply with the Code and accurate, timely and complete, and reﬂect RBC’s business, RBC policies, including the Respectful Workplace Policy, and operations, earnings and ﬁnancial status. our personal use must be reasonable. In line with this policy, we must not use these systems to view or communicate To maintain accurate books and records, we follow internal inappropriate material. These systems also must not be used processes and procedures. This includes capturing information to do work on behalf of another business or organization, in the proper system and labelling it correctly so it is complete unless authorized by RBC. and accurate. Code of Conduct 28

Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets Conclusion ƒ 7. Conclusion Code of Conduct 29

Safeguarding A Message Our Vision Living RBC Clients, Working How We Conclusion Speaking Up From Our CEO and Values Our Values Communities & Others Together Do Business Entrusted Assets 7. Conclusion Our Code of Conduct is integral to the way we do business at RBC. As employees, contract workers, and members of the boards of directors of RBC and all its subsidiaries, it is our duty to read and understand the Code. That said, there will be times when complex and sensitive issues arise that may cause confusion. Don’t hesitate to speak up, ask questions and seek help. “We are all responsible for protecting and enhancing RBC’s reputation by following our Code of Conduct. It’s also important that we support one another in doing what’s right, including feeling empowered to challenge situations we believe are wrong.” David McKay, President and CEO, RBC Code of Conduct 30

VPS113024 107551 (12/2024)